Exhibit 10.27

The undersigned executive and NewLink Genetics Corporation (the “Company”) hereby acknowledge and agree that the description below is true and correct in all respects.

On July 28, 2008, Gordon Link borrowed $500,000.00 from the Company, at an interest rate of 2.42% per annum, with all accrued interest and principal due January 28, 2010 (18 months from the date of issuance). All principal and interest not paid by January 28, 2010 accrued interest at a rate of 12% per annum.

On January 1, 2010, the Company agreed to extend the loan to June 30, 2010 at the IRS minimum interest rate, adjusted on a monthly basis.  On January 21, 2010, the Company granted Mr. Link a bonus of $34,751.85, of which $34,751.85 was applied to the principal due on the loan and $0 was applied to the interest.  On April 14, 2010, Mr. Link made a $65,248.00 payment on the loan, of which $65,248.00 was applied to the principal and $0 was applied to the interest.  On May 11, 2010, Mr. Link repaid the remainder of the loan with a $400,000.00 payment, of which $400,000.00 was applied to the principal and $0 was applied to the interest.  On May 10, 2010, the Company forgave $10,052.34 of interest due on the loan.

EXECUTIVE		NEWLINK GENETICS CORPORATION

/s/ Gordon Link		/s/ Charles Link
Gordon Link		Print Name:
Title:
Date:	11/24/10	Date: